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Exhibit 4.6.7

                                     WARRANT

THIS WARRANT AND THE SECURITIES PURCHASABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, UNLESS THE PROPOSED TRANSFER MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.

                           GLOBAL RESOURCE CORPORATION

                                     WARRANT

No. ___                                                       December 21, 2007


         THIS CERTIFIES that, for value received, PROFESSIONAL OFFSHORE OPPORTUNITY FUND LTD., or its permitted assigns (the "Holder"), shall be entitled to subscribe for and purchase from GLOBAL RESOURCE CORPORATION, a Nevada corporation (the "Corporation"), Six Hundred Twenty Five Thousand (625,000) shares (subject to adjustment as provided herein, the "Warrant Shares") of the Corporation's Common Stock at the exercise price determined below (the "Exercise Price" or the "Exercise Price Per Share") for each Warrant Share, during the Exercise Period (as defined in Section 1), pursuant to the terms and subject to the conditions of this Warrant. Certain terms used in this Warrant are defined in Section 4. The Corporation represents and warrants that the Warrant Shares, if issued on the date of this Warrant, would represent 0.55% of the Corporation's issued and outstanding shares of Common Stock. The Exercise Price or the Exercise Price Per Share shall be $1.50, in all events subject to further adjustment as provided herein.

         As used herein, the term "Common Stock" shall mean (i) the class of stock designated above or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value or from no par value to par value. In the event the Corporation shall, after the date hereof, issue securities of greater or superior voting rights than the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either Common Stock or a like number of such securities with greater or superior voting rights.

         Notwithstanding the provisions of this Warrant, in no event (except (i) as specifically provided in the Warrant as an exception to this provision, (ii) during the forty-five (45) day period prior to the expiration of the Exercise Period, or (iii) while there is outstanding a tender offer for any or all of the shares of the Corporation's Common Stock) shall the Holder be entitled to


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exercise this Warrant, or the Corporation have the obligation to issue shares upon such exercise of all or any portion of this Warrant to the extent that, after such exercise the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through ownership of the unexercised portion of the Warrants or other right to purchase Common Stock or through the ownership of the unconverted portion of convertible securities), and
(2) the number of shares of Common Stock issuable upon the exercise of the Warrants with respect to which the determination of the proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such exercise). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 12(d) of the Securities Exchange Act of 1934, as amended except as otherwise provided in clause (1) of such sentence.

Section 1.        EXERCISE PERIOD.

         This Warrant may be exercised in whole or in part by the Holder at any time after the date hereof until 5:00 p.m. Eastern Time on December 21, 2012 (such period being herein referred to as the "Exercise Period"). The Corporation agrees to use reasonable efforts to mail to the original Holder by certified mail, return receipt requested, notice of the expiration date of this Warrant, no later than 15 days prior to such date, but failure to provide notice will not extend the Exercise Period.

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Section 2.        EXERCISE OF WARRANT.

         (a) The rights represented by this Warrant may be exercised, in whole or in any part (but not as to a fractional share of Common Stock), by (i) the surrender of this Warrant (properly endorsed) at the principal office of the Corporation at Bloomfield Business Park, 408 Bloomfield Dr. Unit 3, West Berlin, New Jersey 08091 (or at such other agency or office of the Corporation in the United States of America as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Corporation), (ii) delivery to the Corporation of a notice of election to exercise in the form of Exhibit A, and (iii) either (a) payment to the Corporation by cash, wire transfer funds or check in an amount equal to the then applicable Exercise Price Per Share multiplied by the number of Warrant Shares then being purchased, or,
(b) alternatively, in the event that a registration statement filed under the Securities Act of 1933, as amended, covering the Common Stock issuable upon exercise of this Warrant is not effective on or before June 30, 2008, and for so long as any such registration statement remains not effective, the Holder may exercise its right during the Exercise Period to receive Warrant Shares on a net basis such that, without any payment of funds by the Holder, the Holder receives that number of Warrant Shares otherwise issuable upon exercise of its Warrants less the number of Warrant Shares having an aggregate Market Price at the time of exercise equal to the aggregate Exercise Price Per Share that would otherwise have been payable by the Holder of all such Warrant Shares.

         (b) Each date on which this Warrant is surrendered and on which payment of the Exercise Price is made in accordance with Section 2(a) above is referred to as an "Exercise Date." Simultaneously with each exercise, the Corporation shall issue and deliver a certificate or certificates for the Warrant Shares being purchased pursuant to such exercise, registered in the name of the Holder or the Holder's designee, to such Holder or designee, as the case may be. If such exercise shall not have been for the full number of the Warrant Shares, then the Corporation shall issue and deliver to the Holder a new Warrant, registered in the name of the Holder, of like tenor to this Warrant, for the balance of the Warrant Shares.

         (c) The person in whose name any certificate for shares of Common Stock is issued or issuable upon any exercise shall for all purposes be deemed to have become the holder of record of such shares as of the Exercise Date. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon exercise of all or any part of this Warrant; provided, however, that the Corporation shall not be required to pay taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder to the extent such taxes would exceed the taxes otherwise payable if such certificate had been issued to the Holder.

         No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the current Market Price per share of Common Stock.


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         (d) This Warrant and the Warrant Shares are covered by and are entitled to the benefits of that certain Registration Rights Agreement dated the date hereof between the Corporation and the Holder.

         Section 3. ANTIDILUTION PROVISIONS. The number of shares of Common Stock purchasable on exercise of this Warrant and payment of the Exercise Price shall be subject to adjustment from time to time as provided in this Section 3:

         (a) ISSUANCE OF ADDITIONAL COMMON STOCK. If the Corporation, at any time or from time to time after the date of this Warrant, shall issue, sell, grant, or shall fix a record date for the determination of holders of any class of securities entitled to receive, shares of Common Stock, whether in a direct issuance of Common Stock or through the exercise or conversion of any convertible security, warrant, option, note or other instrument, at a price per share that is less than the Exercise Price on the date the Corporation fixes the offering price of such additional shares of Common Stock (a "Dilutive Issuance") then the Exercise Price shall be reduced as of such date, to a price equal to the lowest price per share received or to be received by the Corporation in such Dilutive Issuance, and if no such price is specified, such price shall be deemed to be $1.00.

         (b) TREATMENT OF OPTIONS AND CONVERTIBLE SECURITIES. If the Corporation, at any time or from time to time after the date of this Warrant, shall issue, sell, grant or assume, or shall fix a record date for the determination of holders of any class of securities entitled to receive, any Options (defined below) or Convertible Securities (defined below), then, and in each such case, the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, without regard to any provisions contained therein for a subsequent adjustment of such number and whether or not the right to convert or exchange or exercise is immediate or conditioned upon the passage of time, the occurrence or non-occurrence of some event or otherwise) issuable upon the exercise of such Options or, in the case of Convertible Securities and options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be shares of Common Stock issued and consequently give rise to adjustment as, and to the extent, provided in paragraph (a) as of the time of such issue, sale, grant or assumption or, in case such a record date shall have been fixed, as of the close of business on such record date; PROVIDED that, in each such case no further adjustment to the Exercise Price shall be made upon the subsequent issue or sale of shares of Common Stock upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

         (c) CHANGE IN CAPITAL STOCK. If the Corporation (i) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of its Common Stock any shares of its capital stock, then in each case the Exercise Price in effect immediately prior to such action shall be proportionately adjusted so that the Holder of any Warrant exercised thereafter may receive the aggregate number and kind of shares of capital stock of the Corporation which he would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.


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         The adjustment as provided in this paragraph (c) shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification. If after an adjustment, a Holder of a Warrant, upon its exercise, may receive shares of two or more classes of capital stock of the Corporation, the Corporation shall determine the allocation of the adjusted Exercise Price between the classes of capital stock. After such allocation, the exercise privilege and the exercise price of each such class of capital stock shall thereafter be subject to adjustment on terms comparable to those applicable to Common Stock in this Section 3.

         (d) DILUTION IN CASE OF OTHER SECURITIES. In case any Other Securities (as defined in Section 4) shall be issued or sold or shall become subject to issue or sale upon the conversion or exchange of any securities of the Corporation or to subscription, purchase or other acquisition pursuant to any Options issued or granted by the Corporation such as to dilute, on a basis to which the standards established in the other provisions of this Section 3 are applicable, then, and in each such case, the computations, adjustments and readjustments provided for in this Section 3 shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable upon the exercise of the Warrants, so as to protect the Holder against the effect of such dilution.

         (e) OTHER CHANGES IN COMMON STOCK. If the Corporation shall be a party to any Significant Corporate Event (as defined in section 4) in which the previously outstanding shares of Common Stock shall be changed into or exchanged for different securities of the Corporation or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, as a condition of the consummation of such Significant Corporate Event, lawful and adequate provisions shall be made so that (1) the Holder, upon the exercise hereof at any time prior to the date such Significant Corporate Event is consummated (the "Consummation Date"), shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Warrant Shares issuable upon such exercise prior to the Consummation Date, the amount of securities or other property to which the Holder would actually have been entitled as a holder of Common Stock upon the consummation of such a Significant Corporate Event if the Holder had exercised this Warrant immediately prior thereto (subject to adjustments from and after the Consummation Date as nearly equivalent as possible to the adjustments provided for in this Section 3), or
(2) in the case of a Significant Corporate Event in which the Corporation is not the survivor, if so elected by the Holder, the Holder shall be entitled to receive on the Consummation Date in cancellation of this Warrant, the amount of securities or other property to which the Holder would actually have been entitled as a holder of Common Stock upon consummation of such Significant Corporate Event if the Holder had exercised this Warrant immediately prior thereto and had paid the Exercise Price therefor.


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         Notwithstanding anything contained herein to the contrary, unless the
Holder makes an election under clause (2) above, the Corporation shall not effect any Significant Corporate Event unless prior to the consummation thereof each acquiring corporation or other person which may be required to deliver any securities or other property upon the exercise of this Warrant shall assume, by written instrument delivered to the Holder, the obligation to deliver to the Holder such securities or other property to which, in accordance with the foregoing provisions, the Holder may be entitled and an opinion of counsel reasonably satisfactory, which opinion shall state that this Warrant, including, without limitation, the exercise and anti-dilution provisions applicable to this Warrant, if any, shall thereafter continue in full force and effect and shall be enforceable against such acquiring corporation or other person in accordance with the terms hereof.

         (f) OTHER DIVIDENDS OR OTHER DISTRIBUTIONS. If the Corporation declares a dividend or other distribution upon its capital stock, other than a dividend payable in shares of Common Stock, then the Corporation shall pay over to the Holder, on the dividend payment date, the cash, stock or Other Securities and other property which the Holder would have received if the Holder had exercised this Warrant in full and had been the record holder of the Warrant Shares represented by this Warrant on the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of such capital stock of record entitled to such dividend are to be determined, PROVIDED THAT, in the case of a dividend consisting of stock or securities (other than shares of Common Stock, Options or Convertible Securities) or other property (except cash), the Holder may, at its option, elect that instead, lawful and adequate provisions shall be made (including without limitation any necessary reduction in the Exercise Price) whereby the Holder shall thereafter have the right to receive, upon exercise of this Warrant on the terms and conditions specified in this Warrant and in addition to the Warrant Shares issuable upon such exercise, such shares of stock, securities or property; provided, further, however, that the Holder in each such instance shall not have the right to receive any such dividend or distribution unless and until it exercises the conversion of the Warrant.

         (g) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Exercise Price, the number of Warrant Shares purchasable hereunder shall be adjusted to the nearest whole share to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

         (h) NOTICE OF ADJUSTMENT. Whenever the Exercise Price or the number of Warrant Shares for which this Warrant is exercisable shall be adjusted pursuant to this Section 3, the Corporation shall deliver a certificate signed by its chief financial officer to the Holder setting forth, in reasonable detail, the event requiring the adjustment, the method by which adjustment was calculated specifying the number of Warrant Shares for which this Warrant is now exercisable, and any change in the Exercise Price.

         (i) NOTICE OF CERTAIN CORPORATE ACTION. In case the Corporation shall propose to (1) pay any dividend or make any other distribution to the holders of its capital stock, (2) offer to the holders of its capital stock rights to

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subscribe for or to purchase shares of Common Stock or shares of any other class of securities, rights or options, (3) effect any reclassification of its capital stock, (4) effect any reorganization, or (5) effect any Significant Corporate Event, then, in each such case, the Corporation shall give to the Holder a notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such dividend, distribution rights or vote, or the date on which such reclassification, reorganization, or Significant Corporate Event is to take place and the date of participation therein by the holders of capital stock, if any such date is to be fixed and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the capital stock, if any, and the number and kind of any other shares of capital stock which will comprise the Warrant Shares, and the Exercise Price, after giving effect to any adjustment, if any, which will be required by this Section 3 as a result of such action. Such notice shall be so given in the case of any action covered by clause (1) or (2) above at least 20 days prior to the record date for determining holders of the capital stock for purposes of such action, and in the case of any other such action, at least 30 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of capital stock, whichever shall be the earlier.

         (j) CERTAIN EVENTS. If any event occurs as to which, in the good faith judgment of the Board of Directors of the Corporation, the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the exercise rights of the Holder in accordance with the essential intent and principles of this Section 3, then the Board of Directors of the Corporation in the good faith, reasonable exercise of its business judgment may decrease the Exercise Price and/or increase the number of Warrant Shares issuable upon exercise hereof, in accordance with such essential intent and principles so as to protect such exercise rights as aforesaid.

         (k) PURCHASE OF COMMON STOCK BY CORPORATION. If the Corporation at any time while this Warrant is outstanding, directly or indirectly, through an affiliate or otherwise, purchases, redeems or acquires any shares of Common Stock at a price per share in excess of the then current Market Price per share for Common Stock then the Exercise Price shall be adjusted to that price determined by multiplying such Exercise Price by a fraction, (i) the numerator of which is the number of outstanding shares of Common Stock prior to such purchase, redemption or other acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would have purchased at the current Market Price and (ii) the denominator of which is the number of outstanding shares of Common Stock after giving effect to such purchase, redemption or acquisition.

         (l) COMPUTATION OF CONSIDERATION. For the purposes of this Section 3:

                  (1) the consideration for any shares of Common Stock or any Options or Convertible Securities, irrespective of the accounting treatment of such consideration,


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                           (i) insofar as it consists of cash, shall be computed
                  as the amount of cash received by the Corporation, and insofar as it consists of securities, the Market Price therefor or insofar as it consists of other property, the Fair Market
                  Value thereof, as of the date immediately preceding such issue, sale, grant, or the record date therefor, in each case without deducting any expenses paid or incurred by the Corporation, any commissions or compensation paid or concessions or discounts allowed to underwriters, dealers or others performing similar services, and any accrued interest or dividends in connection with such issue or sale, and

                           (ii) in case shares of Common Stock or Options or
                  Convertible Securities are or are to be issued, sold or granted together with other stock or securities or other assets of the Corporation for a consideration which covers both, shall be the proportion of such consideration so received, computed as provided in subdivision (i) above, allocable to such shares of Common Stock or Options or Convertible Securities, as the case may be, all as determined by the Board of Directors of the Corporation in the good faith reasonable exercise of its business judgment; and

                  (2) shares of Common Stock deemed to have been issued upon the issue, sale, or grant of Options or Convertible Securities pursuant to
         Section 3(b), shall be deemed to have been issued for a consideration per share of Common Stock determined by dividing

                           (i) the total amount, if any, received and receivable
                  (or, pursuant to this Section 3(l), deemed to have been received) by the Corporation as consideration for the issue, sale, or grant of the Options or Convertible Securities in question, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise in full of such Options or the conversion or exchange of such Convertible Securities or, in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, in each case comprising such consideration as provided in the foregoing subdivision (1), by

                           (ii) the maximum number of shares of Common Stock (as
                  set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.


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Section 4.        CERTAIN DEFINED TERMS.

         "AFFILIATE" means any corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or other person which, directly or indirectly, controls or is controlled by or is under common control with the Holder.

         "CONVERTIBLE SECURITIES" means any evidences of indebtedness, shares of stock, or securities directly or indirectly convertible into or exchangeable by their terms for shares of Common Stock.

         "EXCLUDED TRANSACTION" means issuances of up to three million (3,000,000) shares of Common Stock pursuant to options or other convertible securities issued to employees, officers or directors, as approved by the Corporation's Board of Directors, so long as such shares are subject to a lock-up agreement generally applicable to all officers and directors of the Corporation.

         "FAIR MARKET VALUE" means, on any relevant date, as to any property, the fair market value as reasonably determined by the Board of Directors of the Corporation and reasonably acceptable to the Holder, but if the Holder has not so accepted such determination of fair market value within 10 business days of the date notice of such determination by the Board of Directors is delivered to the Holder, then as determined by an independent investment banking firm selected by the Holder at Holder's expense, and that has not acted as an investment banker or otherwise engaged in a transaction with the Holder or an Affiliate of the Holder for at least one year before its selection, and reasonably acceptable to the Corporation. If the Fair Market Value as determined by such investment banking firm exceeds the Fair Market Value as determined by the Board of Directors by 10% or more, the cost of the engagement of the investment banking firm will be borne by the Corporation.

         "MARKET PRICE" means, as to any security on any relevant date, the Fair Market Value per share of such security, or if there shall be a public market for such security, the average of the daily closing prices for the ten (10) consecutive trading days before such date excluding any trades which are not bona fide arm's length transactions. The closing price for each day shall be (a) if such security is listed or admitted for trading on any national securities exchange, the last sale price of such security, regular way, or the mean of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported on the principal securities exchange on which such security are listed, or (b) if quoted on NASDAQ or any similar system of automated dissemination of quotations of securities prices then in common use the mean between the closing high bid and low asked quotations of such security in the over-the-counter market as shown by NASDAQ or such similar system of automated dissemination of quotations of securities prices, as reported by any member firm of the New York Stock Exchange selected by the Corporation, (c) if not quoted as described in clause (b), the mean between the high bid and low asked quotations for the Warrant Shares as reported by NASDAQ or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by the Corporation. If such security is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause
(a) of the preceding sentence if bid and asked quotations are reported but actual transactions are not, and in the manner set forth in clause (b) of the preceding sentence if actual transactions are reported.


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         "OPTIONS" means rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

         "OTHER SECURITIES" means any capital stock (other than Common Stock) and any other securities of the Corporation or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, upon the exercise or partial exercise of this Warrant, in lieu of or in addition to shares of Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of shares of Common Stock or Other Securities pursuant to Section 3 or otherwise.

         "SIGNIFICANT CORPORATE EVENT" means any sale, transfer or lease of all or substantially all of the Corporation's assets, a merger or consolidation involving the Corporation, the repurchase by the Corporation of more than 10% of the Corporation's capital stock, liquidation or dissolution of the Corporation.

         Section 5. REPRESENTATIONS, WARRANTIES AND COVENANTS AS TO STOCK. The Corporation represents and warrants to the Holder that (i) all shares of Common Stock which may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, with no personal liability attaching to the ownership thereof, and free from all taxes, liens and charges with respect to the issuance thereof (ii) the Corporation is duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite power to carry on its business as presently being conducted, and is qualified to do business and is in good standing in every jurisdiction in which the failure so to qualify or to be in good standing could have a material adverse effect on the Corporation, (iii) the Corporation has all requisite power and authority to execute and deliver this Warrant and to perform its obligations hereunder, (iv) this Warrant has been duly authorized by all necessary corporate action on the part of the Corporation, has been duly executed and delivered by the Corporation and constitutes the valid and legally binding obligation of the Corporation enforceable in accordance with its terms,
(v) the execution, delivery and performance of this Warrant by the Corporation have not violated and shall not violate any law, rule or regulation to which the Corporation is subject, the Articles of Incorporation or by-laws of the Corporation or any material agreement to which the Corporation is a party or by which it is bound, (vi) the authorized capital stock of the Corporation consists of 2,000,000,000 shares of common stock and 50,00,000 shares of preferred stock, and (vii) except as otherwise set forth in the securities purchase agreement of even date herewith, there are no outstanding warrants, options, agreements, convertible securities or other commitments pursuant to which the Corporation is or may become obligated to issue or sell any shares of its capital stock or other securities, and no preemptive rights or similar rights to purchase or otherwise acquire shares of the capital stock or other securities of the Corporation exist. The Corporation covenants to the Holder that it will (a) from time to time take all such action as may be required to assure that the stated or par value per share of the Common Stock is at all times no greater than the

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then effective Exercise Price and (b) not amend or modify any provision of its
Articles of Incorporation or by-laws in any manner that would adversely affect in any way the powers, preferences or relative participating, optional or other special rights of the Common Stock or the rights of the Holder of any Warrants. The Corporation further covenants and agrees that the Corporation will take all such action as may be required to assure that the Corporation shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant in full. If any shares of Common Stock reserved for the purpose of issuance upon the exercise of this Warrant require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon exercise, then the Corporation shall at its expense in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

         (a) PURCHASE RIGHTS. If at any time the Corporation grants, issues or sells any Options, Convertible Securities, Other Securities or any shares of any capital stock, or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the person or the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided, further, however, that the Holder in each such instance shall not have the right to receive any such dividend or distribution unless and until it exercises the conversion of the Warrant. For the avoidance of doubt, the foregoing is intended to include, without limitation, a preemption right in favor of the Holder with respect to any issuance of equity securities by the Corporation by which the Holder will have the right, but not the obligation, to maintain its respective proportionate share of ownership interest in the Corporation through the purchase of additional shares in the new issuance on the terms and conditions in such issuance. The terms of this Section 6 shall expire at the end of the Exercise Period.

         Section 6. NO SHAREHOLDER RIGHTS. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Corporation.

         Section 7. RESTRICTIONS ON TRANSFER. Subject to applicable Federal, state and foreign securities laws this Warrant, the Warrant Shares and all rights hereunder are transferable to any Affiliate of the Holder, in whole or in part, and from time to time, upon (i) surrender of this Warrant properly endorsed, and (ii) delivery of a notice of transfer in the form of Exhibit B by the Holder or its duly authorized attorney at the office of the Corporation, the Corporation will at its expense issue to or upon the order of the Holder a new Warrant or Warrants of like tenor in the name of such Holder or as such Holder may direct. The Corporation, may reasonably request an opinion of counsel in connection with any such request. Each transferee and holder of this Warrant, by accepting or holding the same, consents that this Warrant, when endorsed, in blank, shall be deemed negotiable, and, when so endorsed, the holder hereof shall be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; provided, however, that until each such transfer is recorded on such books, the Corporation may treat the registered holder hereof as the owner hereof for all purposes. Until such time as it is no longer required under the Act, the certificates representing the Warrant Shares shall bear the following legend:

         "The shares of Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold or transferred in the absence of an effective registration statement under the Act or an opinion of counsel in form satisfactory to the Corporation that such registration is not required under the Act."

         Section 8. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Corporation shall at its expense (upon delivery of an indemnity agreement reasonably satisfactory in the Corporation and, in the case of a mutilated Warrant, surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         Section 9. NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by recognized overnight courier, prepaid, addressed as follows:

        If to the Corporation, to:    Global Resource Corporation
                                      Bloomfield Business Park
                                      408 Bloomfield Dr. Unit 3,
                                      West Berlin, New Jersey 08091
                                      Attention:  Frank G. Pringle, CEO
                                      Facsimile Number:

        If to the Holder, at:         Professional Offshore Opportunity
                                         Fund Ltd.

                                      c/o Professional Traders Management, LLC
                                      1400 Old Country Road, Suite 206
                                      Westbury, NY  11590
                                      Attention:  Howard Berger

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.

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         Section 10. REMEDIES. The Corporation stipulates that the remedies at law of the Holder of this Warrant in the event of a default or threatened default by the Corporation in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         Section 11. SUCCESSORS AND ASSIGNS. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Corporation, the Holder hereof and (to the extent provided herein) the holders of Warrant Shares issued pursuant hereto, and shall be enforceable by any such Holder or holders.

         Section 12. MODIFICATION AND SEVERABILITY. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

         (a) GOVERNING LAW; JURISDICTION; VENUE; WAIVER OF JURY TRIAL. The construction, validity, interpretation and enforcement of this Warrant shall be governed by the laws of the State of New York (without giving effect to any laws or rules relating to conflicts of laws that would cause the application of the laws of any jurisdiction other than the State of New York). No other state's law shall apply to any claim relating to or arising from this Agreement or any transaction relating to this Agreement. THE COMPANY AND THE INVESTOR CONSENT THAT ANY LEGAL ACTION OR PROCEEDING AGAINST EITHER OF THEM UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, OR ANY OTHER INSTRUMENT OR DOCUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH SHALL BE BROUGHT EXCLUSIVELY IN ANY COURT OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE, IN THE COUNTY OF NEW YORK. THE COMPANY AND THE INVESTOR, BY THE EXECUTION AND DELIVERY OF THIS AGREMENT, EXPRESSLY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDINGS. THE COMPANY AND THE INVESTOR AGREE THAT PERSONAL JURISDICTION OVER EITHER OF THEM MAY BE OBTAINED BY THE DELIVERY OF A SUMMONS (POSTAGE PREPAID) IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 14 OF THIS AGREEMENT. ASSUMING DELIVERY OF THE SUMMONS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 14 OF THIS AGREEMENT, THE COMPANY AND THE INVESTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVE ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. THE HOLDER AND THE COMPANY INTENTIONALLY AND KNOWINGLY WAIVE AND RELINQUISH ANY AND ALL RIGHT TO TRIAL BY

JURY IN CONNECTION WITH ANY CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR OTHER CLAIM HOWSOEVER ASSERTED OR DENOMINATED THAT RELATE TO, ARISE OUT OF, IN CONNNECTION WITH OR UNDER THIS WARRANT.

Section 13. HEADINGS. The headings of the various sections contained in this Warrant have been inserted for convenience of reference only and should not be deemed to be a part of this Warrant.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer as of the date first written above.

                                        GLOBAL RESOURCE CORPORATION


                                        By:____________________________
                                             Name:
                                             Title:

                                                                       EXHIBIT A

                     FORM OF NOTICE OF ELECTION TO EXERCISE

                       [To be executed only upon exercise
                 of the Warrant to which this form is attached]

To  GLOBAL RESOURCE CORPORATION

         The undersigned, the holder of the Warrant to which this form is attached, hereby irrevocably elects to exercise the right represented by such Warrant to purchase _________ shares of Common Stock of GLOBAL RESOURCE CORPORATION, and herewith either [circle (a) or (b)]: (a) tenders the aggregate payment of $_________ in the form of cash, wire transfer funds, check or (b) elects to exercise its right to acquire the Common Stock without any payment of funds as provided in Section 2 of the Warrant. The undersigned requests that a certificate for such shares be issued in the name of ___________________________________ , whose address is __________________, and that such certificate be delivered to ______________________, whose address is
________________________________________.

         If such number of shares is less than all of the shares purchasable under the Warrant, the undersigned requests that a new Warrant, of like tenor as the Warrant to which this form is attached, representing the right to purchase the remaining balance of the shares purchasable under such current Warrant be registered in the name of __________________, whose address is _____________________________________, and that such new Warrant be delivered to
__________________, whose address is __________________________________________.

                        Signature:
                                  ----------------------------------------------
                                    (Signature must conform in all respects
                                    to the name of the holder of the
                                    Warrant as specified on the face of the
                                    Warrant)

         Date:     ___________________
         SIGNED IN THE PRESENCE OF:

         _______________________________________

                                                                       EXHIBIT B

                           FORM OF NOTICE OF TRANSFER
                       [To be executed only upon transfer
                 of the Warrant to which this form is attached]

         For value received, the undersigned hereby sells, assigns and transfers unto ____________________________ all of the rights represented by the Warrant to which this form is attached to purchase _________________________ shares of Common Stock of GLOBAL RESOURCE CORPORATION (the "Corporation"), to which such Warrant relates, and appoints _________________________ as its attorney to transfer such right on the books of the Corporation, with full power of substitution in the premises.

                           Signature:
                                     -------------------------------------------
                                       (Signature must conform in all respects
                                       to the name of the holder of the
                                       Warrant as specified on the face of the
                                       Warrant)

                           Address:
                                   ---------------------------------------------

         Date:
                 ------------------------
Signed in the presence of: